EXHIBIT 99.1
                                                                    ------------

EPICEPT CORPORATION

  CONTACTS

 EPICEPT CORPORATION:                           INVESTORS:
 777 Old Saw Mill River Road                    LIPPERT/HEILSHORN &
 Tarrytown, NY 10591                            ASSOCIATES
 Robert W. Cook                                 Kim Sutton Golodetz
 (914) 606-3500                                 (212) 838-3777
 rcook@epicept.com                              kgolodetz@lhai.com

                                                or

                                                Bruce Voss
                                                (310) 691-7100
                                                bvoss@lhai.com




 MEDIA:
 FEINSTEIN KEAN HEALTHCARE
 Greg Kelley
 (617) 577-8110
 gregory.kelley@fkhealth.com


          EPICEPT CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2007
                         OPERATING AND FINANCIAL RESULTS

TARRYTOWN, N.Y. (FEBRUARY 29, 2008) - EpiCept Corporation (Nasdaq and OMX Nordic
Exchange: EPCT) today announced operating and financial results for the fourth quarter and year ended December 31, 2007. For the fourth quarter and full year 2007, EpiCept's net loss attributable to common stockholders was $6.3 million, or $0.15 per share, and $28.7 million, or $0.79 per share, respectively. As of December 31, 2007, EpiCept had cash and cash equivalents of $4.9 million, and approximately 45.9 million shares outstanding.

"In 2007, we made significant progress with our diversified portfolio of product candidates for the treatment of cancer and the management of pain," stated Jack Talley, President and Chief Executive Officer. "In 2008, we will continue to build on this momentum. We expect to have several near term announcements including the release of Phase II active controlled results of our NP-1 cream vs. gabapentin in post herpetic neuropathy and on-going clinical developments for our novel vascular disruptive agent EPC2407 while we continue to pursue the approval of Ceplene(R) in the EU and consider other important markets. The Company has a diversified base of product candidates under development."

EpiCept today provided an update on several of its key product candidates:

      >> Ceplene(R) - a registration-stage compound for the treatment of Acute Myeloid Leukemia (AML), the most common type of leukemia in adults. EpiCept recently presented at the Oral Explanation meeting to the European Committee for Medicinal Products for Human Use
            (CHMP), the scientific committee of the European Medicines Agency
            (EMEA). A non-binding trend vote taken after the Oral Explanation indicated that a slight majority of votes by CHMP members was not in favor of recommending a positive opinion. A final vote is expected in March. The Company is assessing potential options to gain approval and, if the final opinion is negative, whether that decision should be appealed.

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February 29, 2007
Page 2



      >> EpiCept NP-1 - a prescription topical analgesic cream designed to provide long-term relief from the pain of peripheral neuropathies, which affect more than 15 million people in the U.S. Last month, EpiCept reported encouraging results from a Phase II trial for NP-1 in Diabetic Peripheral Neuropathy (DPN), which the Company believes support the advancement of NP-1 to a pivotal Phase III trial in DPN. EpiCept NP-1 is currently being studied in two additional clinical trials: a Phase III trial in chemotherapy-induced peripheral neuropathy (CPN) being conducted by the National Cancer Institute
            (NCI)-funded Community Clinical Oncology Program; and a Phase II comparative trial versus gabapentin and placebo in post-herpetic neuralgia (PHN). EpiCept anticipates completing enrollment for the PHN trial in the second quarter of 2008.

      >> EPC2407 - a vascular disruption agent (VDA) that also has potent direct apoptotic activity on cancer cells. In October 2007, the Company announced that a Phase Ia clinical trial for EPC2407 had been completed and that the trial met all of its objectives. EpiCept is currently evaluating the pharmacodynamic effects of EPC2407 with different dosage schedules and expects to initiate a Phase Ib combination trial for the compound with the chemotherapeutic agent cisplatin in 2008.

      >> Azixa(TM) - a compound discovered by EpiCept and licensed to Myriad Genetics, Inc. as part of an exclusive, worldwide development and commercialization agreement. Myriad is currently conducting three registration trials for Azixa(TM) in patients with non-small cell lung cancer that has spread to the brain, primary glioblastoma, and in melanoma that has spread to the brain. If successful, these results are expected to form the basis for an NDA submission by Myriad for Azixa(TM), which would trigger a milestone payment for EpiCept.

FINANCIAL AND OPERATING HIGHLIGHTS

FOURTH QUARTER 2007 VS. FOURTH QUARTER 2006

REVENUE
The Company recognized revenue of $23,000 during the fourth quarter of 2007, compared with $1.4 million during the fourth quarter of 2006. For the fourth quarter of 2007, revenue consisted primarily of the recognition of license fee payments previously received from Endo and Durect. For the fourth quarter of 2006, revenue consisted primarily of the recognition of license fee payments previously received from Endo and Durect, and the recognition of the remaining deferred revenue relating to our terminated licensing agreement with Adolor of approximately $1.2 million.

GENERAL AND ADMINISTRATIVE EXPENSE
General and administrative expense in the fourth quarter of 2007 increased by 8%, or $0.2 million, to $2.7 million, compared with $2.5 million in the fourth quarter of 2006. The increase was primarily related to higher insurance and public company reporting costs.

RESEARCH AND DEVELOPMENT (R&D) EXPENSE
Research and development expense in the fourth quarter of 2007 increased by approximately 8%, or $0.2 million, to $3.6 million, compared with $3.4 million in the fourth quarter of 2006. The increase was primarily related to the two clinical trials of NP-1, and the Phase Ia clinical trial of EPC2407.


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February 29, 2007
Page 3



OTHER INCOME (EXPENSE)
Other income (expense) during the fourth quarter of 2007 amounted to net income of $0.1 million, compared with a net expense of $0.5 million in 2006. The fourth quarter of 2007 included a $0.5 million gain on extinguishment of debt resulting from the restructure of EpiCept's 10 year, non-amortizing loan, which is now payable in June 2008.


FULL YEAR 2007 VS. FULL YEAR 2006

REVENUE
The Company recognized deferred revenue of $0.3 million in 2007, compared with $2.1 million in 2006. During 2007, revenues were primarily related to the recognition of deferred revenue from our agreements with Endo and Durect. During 2006, revenues were primarily related to the recognition of deferred revenue from our agreements with Endo, Durect and Adolor, of which approximately $1.5 million related to our terminated licensing agreement with Adolor.

GENERAL AND ADMINISTRATIVE (G&A) EXPENSE
General and administrative expense decreased by approximately 17% or $2.5 million to $11.8 million for 2007 from $14.2 million in 2006. For 2007, stock-based compensation expense was $2.1 million or a decrease of $1.6 million from 2006. In addition, the Company's premises, legal, personnel and insurance expenses decreased $2.1 million in 2007 compared with 2006. These decreases were partially offset by increases in investor relations, public reporting costs and other administrative expenses.

RESEARCH AND DEVELOPMENT (R&D) EXPENSE
Research and development expense decreased by approximately 2% or $0.4 million to $15.3 million for 2007 from $15.7 million for 2006. Our preclinical activity was lower in 2007 as compared to 2006 as we advanced EPC2407 into clinical development. Stock-based compensation was also lower in 2007 as compared to 2006. These reductions were partially offset by an increase in clinical activity in 2007 as the Company completed preparations for the clinical trials of NP-1, two of which commenced in April 2007, and continued its Phase Ia clinical trial of EPC2407. Consulting expenses also increased significantly as EpiCept received and reviewed regulatory assessments, and prepared responses and presentations related to the Marketing Authorization Application for Ceplene(R).

OTHER INCOME (EXPENSE)
Other income (expense) during 2007 amounted to a net expense of $1.9 million as compared with a net expense of $4.3 million during 2006. In 2006, other expense included a $4.3 million beneficial conversion charge relating to the conversion of certain debt instruments into equity in connection with EpiCept's acquisition of Maxim Pharmaceuticals completed in January 2006 and the reversal of an accrual for contingent interest of approximately $1.0 million.

EpiCept also announced today that in its Annual Report on Form 10-K for the year ended December 31, 2007, its independent registered public accounting firm is expected to express an unqualified opinion on the December 31, 2007 consolidated financial statements and will include an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern.




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February 29, 2007
Page 4



CONFERENCE CALL
EpiCept will host a conference call to discuss these results today, February 29, 2008 at 9:00 a.m. Eastern Standard Time.

To participate in the live call, please dial (888) 802-7346 from the United States and Canada or (973) 582-2785 from international locations (please reference access code 37237578). The conference call will also be broadcast live on the Internet and may be accessed at www.epicept.com. The webcast will be archived for 90 days.

A telephone replay of the call will be available for seven days by dialing (800) 642-1687 from the United States and Canada or (706) 645-9291 from international locations (please reference reservation number 37237578).


ABOUT EPICEPT CORPORATION
EpiCept is focused on unmet needs in the treatment of pain and cancer. The Company's broad portfolio of pharmaceutical product candidates includes several pain therapies in clinical development and a lead oncology compound for AML with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound is approaching a decision in Europe. In addition, EpiCept's ASAP technology, a proprietary live cell high-throughput caspase-3 screening technology, can efficiently identify new cancer drug candidates and molecular targets that selectively induce apoptosis in cancer cells. Two oncology drug candidates currently in clinical development that were discovered using this technology have also been shown to act as VDA's in a variety of solid tumors.

FORWARD-LOOKING STATEMENTS
This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risks associated with our need to raise additional financing to continue to meet our capital needs and our ability to continue as a going concern, the risk that Ceplene(R) will not receive regulatory approval or marketing authorization in the EU or that any appeal of an adverse decision will not be successful, the risk that Ceplene(R), if approved, will not achieve significant commercial success, the risk that Myriad's development of Azixa(TM) will not be successful, the risk that Azixa(TM) will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that our ASAP technology will not yield any successful product candidates, the risk that clinical trials for NP-1 or EPC2407 will not be successful, the risk that NP-1 or EPC2407 will not receive regulatory approval or achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that we will not obtain approval to market any of our product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific

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February 29, 2007
Page 5



research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; risks associated with prior material weaknesses in our internal controls; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.



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February 29, 2007
Page 6



SELECTED FINANCIAL INFORMATION FOLLOWS:


EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED BALANCE SHEET DATA
(IN $000S)
                                                       DECEMBER 31,
                                                           2007          2006
                                                         --------      --------

Cash and cash equivalents                                $  4,943      $ 14,097
Property and equipment, net                                   599         1,316

Total assets                                             $  7,398      $ 18,426

Accounts payable and other accrued
liabilities                                              $  4,028      $  6,425
Deferred revenue                                            6,837         7,121
Notes and loans payable                                     9,928        12,805
Total stockholders' deficit                               (14,177)       (9,373)

Total liabilities and stockholders' deficit              $  7,398      $ 18,426



EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENT OF OPERATIONS DATA
(IN $000S EXCEPT SHARE AND PER SHARE DATA)

                                         THREE MONTHS ENDED                   YEAR ENDED
                                             DECEMBER 31,                    DECEMBER 31,
                                        2007            2006            2007            2006
                                    ------------    ------------    ------------    ------------
REVENUE                             $         23    $      1,362    $        327    $      2,095
                                    ------------    ------------    ------------    ------------
OPERATING EXPENSES:
General and administrative                 2,751           2,466          11,759          14,242
Research and development                   3,629           3,408          15,312          15,675
Acquired in-process research and
 development                                --              --              --            33,362
                                    ------------    ------------    ------------    ------------
     Total operating expenses              6,380           5,874          27,071          63,279
                                    ------------    ------------    ------------    ------------
     Loss from operations                 (6,357)         (4,512)        (26,744)        (61,184)
                                    ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
Interest income                               25              42             113             312
Gain on marketable securities               --                82            --                82
Gain on extinguishment of debt               493            --               493            --
Miscellaneous income                        --              --              --               100
Foreign exchange gain (loss)                 180             119             530             203
Interest expense                            (531)           (740)         (2,287)         (6,331)
Reversal of contingent interest
 expense                                    --              --              --               994
Change in value of warrants and
 derivatives                                 (79)              8            (794)            371
                                    ------------    ------------    ------------    ------------
     Other income (expense), net              88            (489)         (1,945)         (4,269)
                                    ------------    ------------    ------------    ------------
NET LOSS BEFORE INCOME TAXES              (6,269)         (5,001)        (28,689)        (65,453)

Income taxes                                --              --                (4)           --
                                    ------------    ------------    ------------    ------------
NET LOSS                                  (6,269)         (5,001)        (28,693)        (65,453)
Deemed dividends and redeemable
 convertible preferred stock
 dividends                                  --              --              --            (8,963)
                                    ------------    ------------    ------------    ------------
     LOSS ATTRIBUTABLE TO COMMON
      STOCKHOLDERS                  $     (6,269)   $     (5,001)   $    (28,693)   $    (74,416)
                                    ============    ============    ============    ============
Basic and diluted loss per common
 share                              $      (0.15)   $      (0.19)   $      (0.79)   $      (3.07)
                                    ============    ============    ============    ============
Weighted average common shares
 outstanding                          43,021,637      26,010,854      36,387,774      24,232,873
                                    ============    ============    ============    ============



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February 29, 2007
Page 7




EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENT OF CASH FLOWS DATA
(IN $000S)

                                                YEAR ENDED DECEMBER 31,
                                                     2007        2006
                                                 --------    --------


Net cash used in operating activities            $(25,825)   $(25,229)
Net cash (used in) provided by investing
activities                                           (165)     11,300
Net cash provided by financing activities          16,839      27,647

Effect of exchange rate changes on cash                (3)        (24)
                                                 --------    --------
Net (decrease) increase in cash and cash
equivalents                                        (9,154)     13,694

Cash and cash equivalents at beginning of year     14,097         403
                                                 --------    --------
Cash and cash equivalents at end of year         $  4,943    $ 14,097
                                                 ========    ========


EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENT OF STOCKHOLDERS DEFICIT DATA
(IN $000S)

                                                YEAR ENDED DECEMBER 31,
                                                   2007        2006
                                                 --------    --------

Stockholders' deficit at beginning of year       $ (9,373)   $(60,122)

Net loss for the period                           (28,693)    (65,453)
Stock-based compensation expense                    2,457       4,081
Foreign currency translation adjustment              (772)       (594)
Share, option and warrant issuance                 21,470      65,803
Exercise of options and warrants                      592       1,175
Reclassification of warrants from liability to
equity, net                                           142        --
Accretion of preferred stock dividends               --           (13)
Beneficial conversion features                       --         4,362
Share issuance in connection with Maxim
acquisition                                          --        41,388
                                                 --------    --------

Stockholders' deficit at end of year             $(14,177)   $ (9,373)
                                                 ========    ========



                                      # # #

*Azixa is a registered trademark of Myriad Genetics, Inc.


EPCT-GEN